ADDENDUM TO LETTER OF INTENT

THIS ADDENDUM TO THE LETTER OF INTENT (this “Addendum”) is made as of this 30th day of April, 2013 between HONDO MINERALS CORPORATION, a Nevada corporation (hereinafter called “Hondo”), and Crowncorp Investments Corporation, a Texas corporation (hereinafter called “Crowncorp”). Hondo and Crowncorp are sometimes referred to herein as the “Party” or, collectively, the “Parties.”

RECITALS

WHEREAS, the Parties entered into a Letter of Intent dated April 25, 2013 (the “Letter of Intent”), incorporated herein by reference;

WHEREAS, the Parties hereby acknowledge, confirm and ratify that the Parties have received valid consideration in connection with the Letter of Intent and that the terms and conditions of the Letter of Intent are binding and enforceable upon the Parties.

WHEREAS, the Parties now wish to formally amend and modify the Letter of Intent by this Addendum;

WHEREAS, this Addendum has been signed by all of the Parties for their mutual benefit and to accurately reflect the proper terms and conditions of the Letter of Intent;

WHEREAS, by this Addendum, the Parties intend for this Addendum to properly amend the underlying Letter of Intent so that it supersedes and replaces all prior and contemporaneous agreements and understandings, oral and written, with regard to such provisions amended by this Addendum;

WHEREAS, the Parties intend for the amendments made in this Addendum to the Letter of Intent to be retroactively effective as of April 25, 2013, the date on which the parties entered into the Letter of Intent (the “Effective Date”); and

WHEREAS, as a result of negotiations by and between Hondo and Crowncorp, the Parties have proposed a resolution that they deem to be fair and equitable.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants and representations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Recitals. The foregoing recitals are true and correct in all material respects and are hereby incorporated herein as a material part of this Addendum.
2.	Amendment to Section 1(a)(i). Section 1(a)(i) of the Letter of Intent provides:

“Round 1 Deposit: Acquirer shall provide one million six hundred thousand dollars ($1,600,000 USD) in deposit to the Company upon execution of this Letter Agreement for the purpose of satisfying certain liabilities and pre-closing expenses of the Company (the "Round 1 Deposit") by no later than April 29, 2013”;

Section 1(a)(i) of the Letter of Intent is hereby revoked, repealed, and replaced in its entirety with the following:

“Round 1 Deposit: Acquirer shall provide one million six hundred thousand dollars ($1,600,000 USD) in deposit to the Company for the purpose of satisfying certain liabilities and pre-closing expenses of the Company (the "Round 1 Deposit") by no later than May 10, 2013”;

3.	Full Force and Effect of Other Terms. The Parties hereby confirm that all other terms and conditions of the Letter of Intent are in full force and effect and are un-amended except as expressly provided in this Addendum.

4.	Counterparts. This Addendum may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

5.	Electronic Signatures. The Parties agree that any form of electronic signature, including but not limited to signatures via facsimile, scanning, or electronic mail, may substitute for the original signature and shall have the same legal effect as the original signature.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have executed this Addendum to Letter of Intent on this 30th day of April, 2013.

HONDO MINERALS CORPORATION

(“HONDO”)

By: _____________________________________

William Miertschin, Chief Executive Officer

CROWNCORP INVESTMENTS CORPORATION

(“CROWNCORP”)

By:_____________________________

Michael P. Logan, Executive Director